As filed with the Securities and Exchange Commission on May 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0365889
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Harry F. Hixson, Jr.

Chairman of the Board and Chief Executive Officer

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

(858) 202-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

D. Bradley Peck, Esq. J. Patrick Loofbourrow, Esq. Charles S. Kim, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Telephone: (858) 550-6000	Clarke W. Neumann, Esq. Vice President and General Counsel Sequenom, Inc. 3595 John Hopkins Court San Diego, California 92121 Telephone: (858) 202-9000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.001 par value per share	12,435,000	$5.80	$72,123,000	$5,143

(1)

This registration statement relates to the resale by the selling stockholders named herein of up to 12,435,000 shares of common stock, par value $0.001 per share, of the Registrant that were acquired by the selling stockholders in a private placement that closed on May 17, 2010.

(2)

Based upon the estimated maximum number of shares of common stock that may be sold by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of the Registrant’s common stock as may hereafter be issued or issuable with respect to the shares registered hereby as a result of any stock split, stock dividend, recapitalization or similar event.

(3)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on May 21, 2010, as reported on The NASDAQ Global Market, which was $5.80.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 25, 2010

PROSPECTUS

12,435,000 Shares

SEQUENOM, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 12,435,000 shares of our common stock, $0.001 par value per share, held by the selling stockholders listed on page 4 of this prospectus. The selling stockholders acquired the common stock from us in a private placement that closed on May 17, 2010 and is more fully described on page 3 of this prospectus under “Private Placement of Common Shares.”

The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is traded on The NASDAQ Global Market under the symbol “SQNM.” The last reported sale price of our common stock on May 24, 2010 was $6.16 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS UPDATED BY ANY SUBSEQUENT FILING WITH THE SECURITIES AND EXCHANGE COMMISSION THAT IS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2010

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus is accurate only as of the date on the front of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, any information we have incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

SEQUENOM® is a registered trademark of Sequenom, Inc.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information about us that you should consider before investing in our common stock. You should carefully read this entire prospectus, the financial statements and related notes and other information incorporated by reference in this prospectus and any prospectus supplement, and the additional information described under the captions “WHERE YOU CAN FIND MORE INFORMATION” on page 9 and “INCORPORATION BY REFERENCE” on page 10, before making an investment decision. Whenever we refer to “Sequenom,” “we,” “our” or “us” in this prospectus or in any prospectus supplement, we mean Sequenom, Inc., unless the context indicates otherwise.

Sequenom, Inc.

Overview

We are a molecular diagnostic testing and genetics analysis company committed to providing products, services, diagnostic testing, applications and genetic analysis products that translate the results of genomic science into solutions for biomedical research, translational research, molecular medicine applications, and agricultural, livestock, and other areas of research. Our development and commercialization efforts in various diagnostic areas include noninvasive women’s health related and prenatal diagnostics, age-related macular degeneration diagnostics, oncology, infectious diseases, and other disorders and diseases.

Company Information

We were incorporated in the State of Delaware in 1994. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, CA, 92121, and our telephone number at that address is (858) 202-9000. Our website address is www.sequenom.com. The information contained on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.

The Offering

Common stock to be offered by the selling stockholders	12,435,000 shares

Common stock outstanding as of May 17, 2010	74,610,707 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NASDAQ Global Market Symbol	SQNM

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission, or the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements concerning our possible or assumed future results of operations, business strategies, financing plans, product development plans, product benefits or performance, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading “Risk Factors” in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement, and the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.

Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

PRIVATE PLACEMENT OF COMMON SHARES

On May 12, 2010, we entered into a securities purchase agreement with the investors named below in the table in “Selling Stockholders,” pursuant to which we agreed to sell an aggregate of 12,435,000 shares of our common stock at a price of $4.15 per share in a private placement in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In connection with the private placement, we also entered into a registration rights agreement with the investors, pursuant to which we agreed to file this registration statement with the SEC to register for resale the shares issued and sold to the investors in the private placement. On May 17, 2010, we issued and sold the 12,435,000 shares to the investors and received aggregate gross proceeds of approximately $51.6  million before deduction of placement agent fees and other transaction expenses.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders. For additional information regarding the issuances of common stock, see “Private Placement of Common Shares” above. We are registering the shares of common stock in order to permit the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to offer the shares, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, for resale from time to time in the manner contemplated under “Plan of Distribution.”

Except for the ownership of the shares of common stock, the selling stockholders have not had any material relationship with us within the past three years.

The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders based in part on information provided to us by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock, as of May 17, 2010.

The fourth column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the registration rights agreement with the holders of the shares of common stock, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock issued to such holders in the private placement described in “Private Placement of Common Shares” above, held by such holders as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned After Offering (1)
	Number	Percent		Number	Percent
Caduceus Capital II, L.P. (2)	265,000	*	265,000	—	—
Caduceus Capital Master Fund Limited (3)	365,000	*	365,000	—	—
Deerfield Special Situations Fund International LTD (4)	848,320	1.1%	848,320	—	—
Deerfield Special Situations Fund, LP (5)	477,180	*	477,180	—	—
Manning & Napier Fund, Inc. Life Sciences Series (6)	1,085,000	1.5%	1,085,000	—	—
Palo Alto Healthcare Master Fund, L.P. (7)	1,218,240	1.6%	156,650	1,061,590	1.4%
Palo Alto Healthcare Master Fund II, L.P. (8)	1,114,885	1.5%	144,600	970,285	1.3%
Perceptive Life Sciences Master Fund LTD (9)	662,700	*	662,700	—	—
PW Eucalyptus Fund, Ltd. (10)	16,100	*	16,100	—	—
Ramius Navigation Master Fund Ltd. (11)	482,000	*	482,000	—	—
Redmile Capital Fund, LP (12)	896,019	1.2%	549,800	346,219	*
Redmile Capital Offshore Fund, Ltd. (13)	781,545	1.0%	540,000	241,545	*
Redmile Capital Offshore Fund II, Ltd. (14)	648,459	*	369,100	279,359	*
Redmile Ventures, Ltd. (15)	21,100	*	11,100	10,000	*
Summer Street Life Sciences Hedge Fund Investors LLC (16)	130,000	*	130,000	—	—
Tang Capital Partners, LP (17)	3,253,100	4.4%	3,253,100	—	—
UBS Eucalyptus Fund, L.L.C. (18)	248,000	*	248,000	—	—
Visium Balanced Master Fund, Ltd. (19)	2,831,350	3.8%	2,831,350	—	—

*	Less than 1%.
(1)

Percentages are based on 74,610,707 shares of our common stock that were outstanding on May 17, 2010. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

(2)	Samuel D. Isaly has voting control and investment discretion over the securities held by Caduceus Capital II, L.P. and may be deemed to be the beneficial owner of these shares.
(3)	Samuel D. Isaly has voting control and investment discretion over the securities held by Caduceus Capital Master Fund Limited and may be deemed to be the beneficial owner of these shares.
(4)

James E. Flynn has voting control and investment discretion over the securities held by Deerfield Special Situations Fund International LTD and may be deemed to be the beneficial owner of these shares.

(5)	James E. Flynn has voting control and investment discretion over the securities held by Deerfield Special Situations Fund, LP and may be deemed to be the beneficial owner of these shares.
(6)

Manning & Napier Investor Services, Inc. is a limited purpose broker dealer and an affiliate of Manning & Napier Fund, Inc. Life Sciences Series. Manning & Napier Fund, Inc. Life Sciences Series has represented to us that the shares held by them were purchased in the ordinary course of business and that at the time of purchase of the shares held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares held by them. Christine Glavin has voting control and investment discretion over the securities held by Manning & Napier Fund, Inc. Life Sciences Series and may be deemed to be the beneficial owner of these shares.

(7)

Palo Alto Investors, LLC, or PAI LLC, serves as the general partner of Palo Alto Healthcare Master Fund, L.P. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. The sole manager of PAI LLC is Palo Alto Investors, Inc., or PAI Corp. William L. Edwards is the controlling shareholder of PAI Corp and the controlling owner of PAI LLC. A. Joon Yun is the president of PAI Corp and PAI LLC. Each of PAI Corp, Mr. Edwards and Mr. Yun expressly disclaims beneficial ownership of these shares, and expressly disclaims membership in a group.

(8)

Palo Alto Investors, LLC, or PAI LLC, serves as the general partner of Palo Alto Healthcare Master Fund II, L.P. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. The sole manager of PAI LLC is Palo Alto Investors, Inc., or PAI Corp. William L. Edwards is the controlling shareholder of PAI Corp and the controlling owner of PAI LLC. A. Joon Yun is the president of PAI Corp and PAI LLC. Each of PAI Corp, Mr. Edwards and Mr. Yun expressly disclaims beneficial ownership of these shares, and expressly disclaims membership in a group.

(9)	Joseph Edelman has voting control and investment discretion over the securities held by Perceptive Life Sciences Master Fund LTD and may be deemed to be the beneficial owner of these shares.
(10)	Samuel D. Isaly has voting control and investment discretion over the securities held by PW Eucalyptus Fund, Ltd. and may be deemed to be the beneficial owner of these shares.
(11)

The investment adviser to Ramius Navigation Master Fund Ltd., or Ramius Navigation, is Ramius Advisors, LLC, or Ramius Advisors. An affiliate of Ramius Advisors is a FINRA member. However, this affiliate will not sell any shares to be offered by Ramius Navigation through the prospectus and will receive no compensation whatsoever in connection with sales of shares by Ramius Navigation through the prospectus. Ramius Navigation has represented to us that the shares held by them were purchased in the ordinary course of business and that at the time of purchase of the shares held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares held by them. Ramius Enterprise Master Fund Ltd, or Ramius Enterprise, is the sole shareholder of Ramius Navigation and may be considered the beneficial owner of any shares deemed to be beneficially owned by Ramius Navigation. Ramius Enterprise disclaims beneficial ownership of these shares. Ramius Advisors is the investment manager of Ramius Navigation and Ramius Enterprise and consequently has voting control and investment discretion over shares held by Ramius Navigation. Ramius Advisors disclaims beneficial ownership of these shares. Ramius LLC, or Ramius, is the managing member of Ramius Advisors and may be considered the beneficial owner of any shares deemed to be beneficially owned by Ramius Advisors. Ramius disclaims beneficial ownership of these shares. Cowen Group, Inc., or Cowen, is the managing member of Ramius and may be considered the beneficial owner of any shares deemed to be beneficially owned by Ramius. Cowen disclaims beneficial ownership of these shares. RCG Holdings LLC, or RCG Holdings, is a significant shareholder of Cowen and may be considered the beneficial owner of any shares deemed to be beneficially owned by Cowen. RCG Holdings disclaims beneficial ownership of these shares. C4S & Co., L.L.C., or C4S, is the managing member of RCG Holdings and may be considered the beneficial owner of any shares deemed to be beneficially owned by RCG Holdings. C4S disclaims beneficial ownership of these shares. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any shares deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(12)

Redmile Group, LLC serves as the Investment Manager to Redmile Capital Fund, LP and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(13)

Redmile Group, LLC serves as the Investment Manager to Redmile Capital Offshore Fund, Ltd. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile

Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.
(14)

Redmile Group, LLC serves as the Investment Manager to Redmile Capital Offshore Fund II, Ltd. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(15)

Redmile Group, LLC serves as the Investment Manager to Redmile Ventures, Ltd. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(16)

Samuel D. Isaly has voting control and investment discretion over the securities held by Summer Street Life Sciences Hedge Fund Investors LLC and may be deemed to be the beneficial owner of these shares.

(17)

Kevin C. Tang is the sole manager of Tang Capital Management, LLC, which is the general partner of Tang Capital Partners, LP. Mr. Tang shares voting and dispositive power over securities with Tang Capital Partners, LP and Tang Capital Management, LLC and therefore may be deemed to be the beneficial owner of these shares. Mr. Tang disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(18)	Samuel D. Isaly has voting control and investment discretion over the securities held by UBS Eucalyptus Fund, L.L.C. and may be deemed to be the beneficial owner of these shares.
(19)

Jacob Gottlieb has voting control and investment discretion over the securities held by Visium Balanced Master Fund, Ltd. and may be deemed to be the beneficial owner of these shares. Mr. Gottlieb disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $46,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Cooley LLP, San Diego, California.

EXPERTS

The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered for resale by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered for resale by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.sequenom.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 7, 2010;

•	our Current Reports on Form 8-K filed with the SEC on January 15, 2010, February 1, 2010, February 1, 2010, February 9, 2010, May 5, 2010, May 13, 2010 and May 24, 2010;

•	our Definitive Proxy Statement on Schedule 14A, which was filed on April 29, 2010; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. You should direct any written or oral requests for any of the foregoing documents to:

Investor Relations

Sequenom, Inc.

3595 Johns Hopkins Court

San Diego, California 92121

(858) 202-9000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$5,143
Legal fees and expenses	20,000
Accounting fees and expenses	15,000
Printing and miscellaneous	5,857

Total	$46,000

Item 15.	Indemnification of Officers and Directors.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our certificate of incorporation and bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide us with the power, in our discretion, to indemnify our other officers, employees and other agents as set forth in the DGCL or other applicable law. We believe that these provisions of our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.2	Restated Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 15, 2010).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.4

Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009).

4.5

Rights Agreement dated as of March 3, 2009, between the Registrant and American Stock Transfer and Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009).

4.6	Form of Right Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009).

4.7

Registration Rights Agreement dated as of May 12, 2010, by and among Registrant and the Buyers (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 13, 2010).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 25, 2010.

SEQUENOM, INC.

By:	/S/ HARRY F. HIXSON, JR.
Harry F. Hixson, Jr.
Chairman of the Board and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry F. Hixson, Jr., Paul V. Maier and Clarke W. Neumann, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ HARRY F. HIXSON, JR. Harry F. Hixson, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2010

/S/ PAUL V. MAIER Paul V. Maier	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2010

/S/ CHARLES R. CANTOR Charles R. Cantor	Chief Scientific Officer and Director	May 25, 2010

/S/ ERNST-GUNTER AFTING Ernst-Gunter Afting	Director	May 25, 2010

/S/ KENNETH F. BUECHLER Kenneth F. Buechler	Director	May 25, 2010

/S/ JOHN A. FAZIO John A. Fazio	Director	May 25, 2010

/S/ RICHARD A. LERNER Richard A. Lerner	Director	May 25, 2010

SIGNATURE	TITLE	DATE

/S/ RONALD M. LINDSAY Ronald M. Lindsay	Interim Senior Vice President of Research and Development and Director	May 25, 2010

/S/ DAVID PENDARVIS David Pendarvis	Director	May 25, 2010

/S/ KATHLEEN M. WILTSEY Kathleen M. Wiltsey	Director	May 25, 2010

INDEX TO EXHIBITS

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.2	Restated Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 15, 2010).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 6, 2006).

4.4

Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009).

4.5

Rights Agreement dated as of March 3, 2009, between the Registrant and American Stock Transfer and Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009).

4.6	Form of Right Certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2009).

4.7

Registration Rights Agreement dated as of May 12, 2010, by and among Registrant and the Buyers (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 13, 2010).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).